Exhibit (9)

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062

                         Direct Dial Number 847 402-2400
                             Facsimile 847 402-4371

Michael J. Velotta
Vice President, Secretary
and General Counsel

                               October 19, 2001

TO:      GLENBROOK LIFE AND ANNUITY COMPANY
         NORTHBROOK, ILLINOIS 60062

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM N-4 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933
         AND THE INVESTMENT COMPANY ACT OF 1940
         FILE NOS. 333-62922, 811-07541

With reference to the Registration Statement on Form N-4 filed by Glenbrook Life and Annuity Company (the "Company"), as depositor, and Glenbrook Life Multi-Manager Variable Account, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as the Glenbrook Provider Advantage Variable Annuity ("Contracts"), I have examined such documents and such laws as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of October 19, 2001:

     1.The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

     2.The securities registered by the above Registration Statement when issued are valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus describing the Contracts constituting a part of the Registration Statement.

Sincerely,

/s/MICHAEL J. VELOTTA
------------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel